As filed with the Securities and Exchange Commission on July 18, 2012

Registration No. 333-178457

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN TIER ENERGY LP

(Exact name of registrant as specified in its charter)

Delaware	2911	80-0763623
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

38C Grove Street, Suite 100

Ridgefield, Connecticut 06877

(203) 244-6550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter T. Gelfman

Vice President, General Counsel and Secretary

38C Grove Street, Suite 100

Ridgefield, Connecticut 06877

(203) 244-6550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas E. McWilliams Brenda K. Lenahan Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	M. Breen Haire Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234	Michael J. Volkovitsch Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the registration statement on Form S-1 (File No. 333-178457) of Northern Tier Energy LP is being filed to amend Items 13 and 16 of Part II hereof and to transmit certain exhibits hereto. This Amendment No. 6 does not modify any provision of the preliminary prospectus contained in Part I or Items 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 6 does not include a copy of the preliminary prospectus.

II-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding the underwriting discount and the success fee payable to ACON Management and TPG Management) payable by us in connection with the registration of the common units offered hereby. With the exception of the SEC registration fee, FINRA filing fee and NYSE listing fee), the amounts set forth below are estimates.

SEC registration fee	$44,973
FINRA filing fee	49,366
NYSE listing fee	250,000
Accountants’ fees and expenses	3,500,000
Legal fees and expenses	3,000,000
Printing and engraving expenses	550,000
Transfer agent and registrar fees	3,500
Miscellaneous	1,602,161

Total	$9,000,000

ITEM 14.	Indemnification of Directors and Officers

The section of the prospectus entitled “The Partnership Agreement—Indemnification” is incorporated herein by reference and discloses that we will generally indemnify our executive officers and the directors and officers of our general partner and our sponsors to the fullest extent permitted by law against all losses, claims, damages or similar events. Subject to any terms, conditions or restrictions set forth in the amended and restated partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Northern Tier Energy GP LLC, our general partner, provides for the indemnification of its directors and officers against liabilities they incur in their capacities as such. The Registrant may enter into indemnity agreements with each of its current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrar’s limited liability company agreement and to provide additional procedural protections.

The underwriting agreement that we expect to enter into with the underwriters, to be filed as Exhibit 1.1 to this registration statement, will contain indemnification and contribution provisions.

ITEM 15.	Recent Sales of Unregistered Securities

On October 24, 2011, Northern Tier Energy, Inc. issued 100 shares of common stock, par value $0.01 per share, to Northern Tier Investors, LLC for $1.00. The issuance of such shares of common stock was not registered under the Securities Act, because the shares were offered and sold in a transaction exempt from registration under Section 4(2) of the Securities Act.

On June 6, 2012, Northern Tier Energy, Inc. issued 10 shares of common stock, par value $0.01 per share, to Northern Tier Energy GP LLC, for $0.10. The issuance of such shares of common stock were not registered under the Securities Act, because the shares were offered and sold in a transaction exempt from registration under Section 4(2) of the Securities Act.

On June 6, 2012, in connection with our conversion from Northern Tier Energy Inc. to Northern Tier Energy LP, we issued (i) 100% of our limited partner interests to Northern Tier Holdings LLC and (ii) a non-economic general partner interest to Northern Tier Energy GP LLC. The issuance of such partnership interests was not registered under the Securities Act, because the interests were offered and sold in a transaction exempt from registration under Section 4(2) of the Securities Act.

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

**1.1	Form of Underwriting Agreement.

**2.1	Formation Agreement, dated October 6, 2010, by and among Marathon Petroleum Company LP, Speedway SuperAmerica LLC and Northern Tier Investors, LLC.

**2.2	St. Paul Park Refining Co. LLC Contribution Agreement, dated October 6, 2010, by and among Marathon Petroleum Company LP, St. Paul Park Refining Co. LLC and Northern Tier Investors, LLC.

**2.3	Northern Tier Retail LLC Contribution Agreement, dated October 6, 2010, by and among Speedway SuperAmerica LLC, Northern Tier Retail LLC and Northern Tier Investors, LLC.

**2.4	Northern Tier Bakery LLC Contribution Agreement, dated October 6, 2010, by and among Speedway SuperAmerica LLC, SuperMom’s LLC, Northern Tier Retail LLC and Northern Tier Investors, LLC.

**3.1	Certificate of Limited Partnership of Northern Tier Energy LP.

**3.2	Form of First Amended and Restated Limited Partnership Agreement of Northern Tier Energy LP (included as Appendix A to the Prospectus).

**4.1	Indenture, dated as of December 1, 2010, by and among Northern Tier Energy LLC, Northern Tier Finance Corporation, the subsidiary guarantors parties thereto and Deutsche Bank Trust Company Americas.

**5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

**8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

**10.1	Form of Transaction Agreement.

**10.2	Form of Amended and Restated Registration Rights Agreement.

**10.3	Credit Agreement, dated December 1, 2010, by and among the financial institutions party thereto, J.P. Morgan Chase Bank, N.A., Bank of America, N.A., Macquarie Capital (USA) Inc., Royal Bank of Canada and SunTrust Bank, St. Paul Park Refining Co. LLC, Northern Tier Bakery LLC, Northern Tier Retail LLC, SuperAmerica Franchising LLC, Northern Tier Energy LLC and each other subsidiary of Northern Tier Energy LLC from time to time party thereto (Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 filed on December 13, 2011).

**10.4	Employment Agreement between Northern Tier Energy LLC and Mario Rodriguez (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 filed on December 13, 2011).

**10.5	Employment Agreement between Northern Tier Energy LLC and Hank Kuchta (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on December 13, 2011).

**10.6	Separation Agreement and Release of Claims, dated November 2, 2011 between Northern Tier Energy LLC and Neal Murphy.

**10.7	Offer Letter between Northern Tier Energy LLC and Dave Bonczek, dated February 7, 2011 (Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed on December 13, 2011).

**10.8	Offer Letter between Northern Tier Energy LLC and Greg Mullins, dated December 1, 2010.

Exhibit Number	Description

**10.9	Amended and Restated Management Services Agreement, dated as of January 1, 2012, by and among Northern Tier Energy, LLC, TPG VI Management, LLC and ACON Funds Management L.L.C. (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 filed on February 10, 2012).

**10.10	Form of Long-Term Incentive Plan of Northern Tier Energy GP LLC.

†**10.11	Amended and Restated Crude Oil Supply Agreement dated March 29, 2012, by and between J.P. Morgan Commodities Canada Corporation and St. Paul Park Refining Co. LLC. (Incorporated by reference to Exhibit 10.9 of Amendment No. 2 to Northern Tier Energy LLC’s Registration Statement on Form S-4 filed on April 20, 2012).

**10.12	Settlement Agreement and Release dated May 4, 2012, by and between Northern Tier Energy LLC and Marathon Petroleum Company LP. (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on May 7, 2012).

10.13

First Amendment to the Credit Agreement, dated as of July 17, 2012, by and among the financial institutions party thereto, as the lenders, J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and Macquarie Capital (USA) Inc. and SunTrust Bank, as co-documentation agents, and Northern Tier Energy LLC and certain subsidiaries of Northern Tier Energy LLC party thereto.

**21.1	List of subsidiaries of Northern Tier Energy LP.

**23.1	Consent of PricewaterhouseCoopers LLP (pertaining to Northern Tier Energy LLC).

**23.2	Consent of PricewaterhouseCoopers LLP (pertaining to St. Paul Park Refinery and Retail Marketing Business).

**23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

**23.4	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

**24.1	Power of Attorney (included on the signature page of the Registration Statement filed on July 2, 2012).

**	Previously filed.
†	Certain portions have been omitted pursuant to a pending confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgefield, State of Connecticut, on July 18, 2012.

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC

By:	/s/ PETER T. GELFMAN
Peter T. Gelfman
Vice President, General Counsel and Secretary of Northern Tier Energy GP LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ MARIO E. RODRIGUEZ* Mario E. Rodriguez	Chief Executive Officer and Director of Northern Tier Energy GP LLC (Principal Executive Officer)	July 18, 2012

/s/ DAVID BONCZEK* David Bonczek	Chief Financial Officer of Northern Tier Energy GP LLC (Principal Financial Officer and Principal Accounting Officer)	July 18, 2012

/s/ HANK KUCHTA* Hank Kuchta	President, Chief Operating Officer and Director of Northern Tier Energy GP LLC	July 18, 2012

/s/ DAN F. SMITH * Dan F. Smith	Director and Chairman of Northern Tier Energy GP LLC	July 18, 2012

/s/ BERNARD W. ARONSON* Bernard W. Aronson	Director of Northern Tier Energy GP LLC	July 18, 2012

/s/ JONATHAN GINNS* Jonathan Ginns	Director of Northern Tier Energy GP LLC	July 18, 2012

/s/ THOMAS HOFMANN* Thomas Hofmann	Director of Northern Tier Energy GP LLC	July 18, 2012

/s/ SCOTT D. JOSEY* Scott D. Josey	Director of Northern Tier Energy GP LLC	July 18, 2012

/s/ ERIC LIAW* Eric Liaw	Director of Northern Tier Energy GP LLC	July 18, 2012

/s/ MICHAEL MACDOUGALL* Michael MacDougall	Director of Northern Tier Energy GP LLC	July 18, 2012

*By:	/s/ Peter T. Gelfman
Peter T. Gelfman
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

**1.1	Form of Underwriting Agreement.

**2.1	Formation Agreement, dated October 6, 2010, by and among Marathon Petroleum Company LP, Speedway SuperAmerica LLC and Northern Tier Investors, LLC.

**2.2	St. Paul Park Refining Co. LLC Contribution Agreement, dated October 6, 2010, by and among Marathon Petroleum Company LP, St. Paul Park Refining Co. LLC and Northern Tier Investors, LLC.

**2.3	Northern Tier Retail LLC Contribution Agreement, dated October 6, 2010, by and among Speedway SuperAmerica LLC, Northern Tier Retail LLC and Northern Tier Investors, LLC.

**2.4	Northern Tier Bakery LLC Contribution Agreement, dated October 6, 2010, by and among Speedway SuperAmerica LLC, SuperMom’s LLC, Northern Tier Retail LLC and Northern Tier Investors, LLC.

**3.1	Certificate of Limited Partnership of Northern Tier Energy LP.

**3.2	Form of First Amended and Restated Limited Partnership Agreement of Northern Tier Energy LP (included as Appendix A to the Prospectus).

**4.1	Indenture, dated as of December 1, 2010, by and among Northern Tier Energy LLC, Northern Tier Finance Corporation, the subsidiary guarantors parties thereto and Deutsche Bank Trust Company Americas.

**5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

**8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

**10.1	Form of Transaction Agreement.

**10.2	Form of Amended and Restated Registration Rights Agreement.

**10.3	Credit Agreement, dated December 1, 2010, by and among the financial institutions party thereto, J.P. Morgan Chase Bank, N.A., Bank of America, N.A., Macquarie Capital (USA) Inc., Royal Bank of Canada and SunTrust Bank, St. Paul Park Refining Co. LLC, Northern Tier Bakery LLC, Northern Tier Retail LLC, SuperAmerica Franchising LLC, Northern Tier Energy LLC and each other subsidiary of Northern Tier Energy LLC from time to time party thereto (Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 filed on December 13, 2011).

**10.4	Employment Agreement between Northern Tier Energy LLC and Mario Rodriguez (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 filed on December 13, 2011).

**10.5	Employment Agreement between Northern Tier Energy LLC and Hank Kuchta (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 filed on December 13, 2011).

**10.6	Separation Agreement and Release of Claims, dated November 2, 2011 between Northern Tier Energy LLC and Neal Murphy.

**10.7	Offer Letter between Northern Tier Energy LLC and Dave Bonczek, dated February 7, 2011 (Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 filed on December 13, 2011).

**10.8	Offer Letter between Northern Tier Energy LLC and Greg Mullins, dated December 1, 2010.

**10.9	Amended and Restated Management Services Agreement, dated as of January 1, 2012, by and among Northern Tier Energy, LLC, TPG VI Management, LLC and ACON Funds Management L.L.C. (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 filed on February 10, 2012).

**10.10	Form of Long-Term Incentive Plan of Northern Tier Energy GP LLC.

Exhibit Number	Description

†**10.11	Amended and Restated Crude Oil Supply Agreement dated March 29, 2012, by and between J.P. Morgan Commodities Canada Corporation and St. Paul Park Refining Co. LLC. (Incorporated by reference to Exhibit 10.9 of Amendment No. 2 to Northern Tier Energy LLC’s Registration Statement on Form S-4 filed on April 20, 2012).

**10.12	Settlement Agreement and Release dated May 4, 2012, by and between Northern Tier Energy LLC and Marathon Petroleum Company LP. (Incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 filed on May 7, 2012).

10.13

First Amendment to the Credit Agreement, dated as of July 17, 2012, by and among the financial institutions party thereto, as the lenders, J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent, Bank of America, N.A., as syndication agent, and Macquarie Capital (USA) Inc. and SunTrust Bank, as co-documentation agents, and Northern Tier Energy LLC and certain subsidiaries of Northern Tier Energy LLC party thereto.

**21.1	List of subsidiaries of Northern Tier Energy LP.

**23.1	Consent of PricewaterhouseCoopers LLP (pertaining to Northern Tier Energy LLC).

**23.2	Consent of PricewaterhouseCoopers LLP (pertaining to St. Paul Park Refinery and Retail Marketing Business).

**23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

**23.4	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

**24.1	Power of Attorney (included on the signature page of the Registration Statement filed on July 2, 2012).

**	Previously filed.
†	Certain portions have been omitted pursuant to a pending confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.